EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
WCA Waste Corporation
We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the Form S-3 registration statement filed December 22, 2005.
Melton & Melton, LLP
Houston, Texas
December 22, 2005